Exhibit 99.1

CoStar Group 2023 Revenue Increased 13%, Apartments.com Crosses $1 Billion in Annualized Run Rate Revenue in January 2024, and Homes.com Crosses $1 Million in Annualized Daily Net New Sales Bookings in February 2024

WASHINGTON – February 20, 2024 - CoStar Group, Inc. (NASDAQ: CSGP), a leading provider of online real estate marketplaces, information, and analytics in the property markets, announced today that revenue for the year ended December 31, 2023 was $2.46 billion, an increase of 13% over revenue of $2.18 billion for the full year of 2022. Revenue for the fourth quarter of 2023 was $640 million, an increase of 12% over revenue of $573 million for the fourth quarter of 2022. Net income was $375 million for the year ended December 31, 2023, compared to $369 million for the year ended December 31, 2022, and net income was $96 million for the fourth quarter of 2023.

“Once again CoStar Group delivered exceptional results in our commercial information and marketplace businesses1 for the full year 2023, while at the same time devoting major time and resources towards launching the new Homes.com” said Andy Florance, Founder and Chief Executive Officer of CoStar Group. “Our commercial information and marketplace businesses1 grew revenue by 14% in 2023 in the worst commercial real estate market in decades and delivered 40% profit margins in 2023, our highest profit levels ever. For the full year of 2023, we generated strong net new bookings totaling $286 million.”

“We launched our first marketing and branding campaign for Homes.com with four commercials in Super Bowl LVIII which was watched by an estimated 123 million viewers. The next day on Monday, February 12th we began monetizing Homes.com, selling subscriptions to residential real estate agents. Our, “your listing, your lead” business model which puts the agent’s name and company on their listings and sends the consumer lead to them rather than to their competitors, not surprisingly, has been very well received. By Friday February 16th we were selling more than $1.1 million in net new bookings in a day. Within the first week, we have sold almost $4.5 million in net new bookings.

“We believe Homes.com is the fastest growing residential property site in the United States, with average monthly unique visitors increasing 600% year over year, according to Google Analytics,” stated Florance. Our Residential Network2 traffic reached 95 million monthly average unique visitors in Q4 2023 and is now the second most highly trafficked network of residential sites and growing.

“Apartments.com had a standout year in 2023 with revenue growth of 23% over the prior year, adding almost $170 million of incremental revenue in just twelve months. Our sales team delivered a remarkable 34% growth rate in net new bookings, and we now have over 70,000 properties advertising on Apartments.com. For eight straight quarters Apartments.com has held the number one position in the industry in terms of monthly unique visitor traffic, according to Google Analytics. Apartments.com is now our single largest business in CoStar Group, with annualized run rate revenue exceeding $1 billion in January of this year.” continued Florance.

Year 2022 - 2023 Quarterly Results - Unaudited

(in millions, except per share data)

	2022				2023
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Revenues	$516	$536	$557	$573	$584	$606	$625	$640
Net income	89	83	72	124	87	101	91	96
Net income per share - diluted	0.23	0.21	0.18	0.31	0.21	0.25	0.22	0.24
Weighted average outstanding shares - diluted	394	394	396	406	406	407	407	408
EBITDA	158	140	129	155	98	105	89	98
Adjusted EBITDA	178	159	153	182	123	127	112	130
Non-GAAP net income	123	112	118	153	118	127	120	133
Non-GAAP net income per share - diluted	0.31	0.28	0.30	0.38	0.29	0.31	0.30	0.33

2024 Outlook

The Company expects revenue in the range of $2.75 billion to $2.77 billion for the full year of 2024, representing year-over-year growth of approximately 12% to 13%. The Company expects revenue for the first quarter of 2024 in the range of $645 million to $650 million, representing revenue growth of approximately 11% year-over-year at the midpoint of the range.

“2024 marks the turning point in the investment cycle for our residential business as we launched our first Homes.com membership product. Our adjusted EBITDA outlook for 2024 reflects the peak of our residential investment.” said Scott Wheeler, CFO of CoStar Group. “We expect adjusted EBITDA for the full year to range from $170 million to $190 million, and for the first quarter of 2024 we expect negative adjusted EBITDA of approximately $10 million. Our outlook includes another year of record profitability in 2024 in the commercial information and marketplace businesses.”

The Company expects full year 2024 non-GAAP net income per diluted share in a range of $0.57 to $0.60 based on 409 million shares. For the first quarter of 2024, the Company expects non-GAAP net income per diluted share in a range of $0.06 to $0.07 based on 409 million shares. These ranges include an assumed rate for income tax expense estimated of 26% for the full year and the first quarter of 2024.

The preceding forward-looking statements reflect CoStar Group’s expectations as of February 20, 2024, including forward-looking non-GAAP financial measures on a consolidated basis, based on current estimates, expectations, observations, and trends. Given the risk factors, rapidly evolving economic environment, and uncertainties and assumptions discussed in this release and in our quarterly reports on Form 10-Q and annual reports on Form 10-K, actual results may differ materially. Annualization of historical results from short periods of time or small sample sizes may differ materially from actual results realized in future periods and may not take into account other future market conditions that may negatively affect those results. Other than in publicly available statements, the Company does not intend to update its forward-looking statements until its next quarterly results announcement.

Reconciliations of EBITDA, adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share to the most directly comparable GAAP measures are shown in detail below, along with definitions for those terms. A reconciliation of forward-looking non-GAAP guidance to the most directly comparable GAAP measure, net income, can be found within the tables included in this release.

Non-GAAP Financial Measures

For information regarding the purpose for which management uses the non-GAAP financial measures disclosed in this release and why management believes they provide useful information to investors regarding the Company’s financial condition and results of operations, please refer to the Company’s latest periodic report.

EBITDA is a non-GAAP financial measure that represents GAAP net income attributable to CoStar Group before interest income or expense, net and other income or expense, net; loss on debt extinguishment; income taxes; depreciation and amortization.

Adjusted EBITDA is a non-GAAP financial measure that represents EBITDA before stock-based compensation expense, acquisition- and integration-related costs, restructuring costs, and settlements and impairments incurred outside the Company’s ordinary course of business. Adjusted EBITDA margin represents adjusted EBITDA divided by revenues for the period.

Non-GAAP net income is a non-GAAP financial measure determined by adjusting GAAP net income attributable to CoStar Group for stock-based compensation expense, acquisition- and integration-related costs, restructuring costs, settlement and impairment costs incurred outside the Company’s ordinary course of business and loss on debt extinguishment, as well as amortization of acquired intangible assets and other related costs, and then subtracting an assumed provision for income taxes. In 2024, the Company is assuming a 26% tax rate in order to approximate its statutory corporate tax rate excluding the impact of discrete items.

Non-GAAP net income per diluted share is a non-GAAP financial measure that represents non-GAAP net income divided by the number of diluted shares outstanding for the period used in the calculation of GAAP net income per diluted share. For periods with GAAP net losses and non-GAAP net income, the weighted average outstanding shares used to calculate non-GAAP net income per share includes potentially dilutive securities that were excluded from the calculation of GAAP net income per share as the effect was anti-dilutive.

Operating Metrics and Other Definitions

Net new bookings is calculated based on the annualized amount of change in the Company’s sales bookings resulting from new subscription-based contracts, changes to existing subscription-based contracts and cancellations of subscription-based contracts for the period reported. Information regarding net new bookings is not comparable to, nor should it be substituted for, an analysis of the Company’s revenues over time.

[1]

Commercial information and marketplace businesses are our consolidated financial position and results excluding the estimated impact of our residential brands which are Homes.com network and OnTheMarket, plc.

[2]

Our Residential Network consists of the following list of brands: Apartments.com, ApartmentFinder, FinderSites, ApartmentHomeLiving, WestSideRentals, ForRent, After55, CorporateHousing, ForRentUniversity, Move.com (ending in December 2022), Cozy.com, Off Campus Partners, Homes.com, Homesnap, CitySnap, and OnTheMarket,plc (beginning in January 2024).

Earnings Conference Call

Management will conduct a conference call to discuss the fourth quarter and full year 2023 results and the Company’s outlook at 5:00 PM ET on Tuesday, February 20, 2024. A live audio webcast of the conference will be available in listen-only mode through the Investors section of the CoStar Group website: https://investors.costargroup.com. A replay of the webcast audio will also be available in the Investors section of our website for a period of time following the call.

CoStar Group, Inc.

Condensed Consolidated Statements of Operations - Unaudited

(in millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenues	$640.1	$573.3	$2,455.0	$2,182.4
Cost of revenues	136.3	109.2	491.5	414.0

Gross profit	503.8	464.1	1,963.5	1,768.4
Operating expenses:
Selling and marketing (excluding customer base amortization)	246.7	173.5	989.9	684.2
Software development	69.8	58.4	267.6	220.9
General and administrative	107.1	92.1	381.5	338.7
Customer base amortization	10.9	12.9	42.2	73.6

	434.5	336.9	1,681.2	1,317.4

Income from operations	69.3	127.2	282.3	451.0
Interest income, net	59.7	32.6	213.6	32.1
Other income (expense), net	3.7	(0.2)	5.4	3.4

Income before income taxes	132.7	159.6	501.3	486.5
Income tax expense	36.3	35.2	126.6	117.0

Net income	$96.4	$124.4	$374.7	$369.5

Net income per share - basic	$0.24	$0.31	$0.92	$0.93

Net income per share - diluted	$0.24	$0.31	$0.92	$0.93

Weighted-average outstanding shares - basic	405.8	404.2	405.3	396.3
Weighted-average outstanding shares - diluted	407.5	406.1	406.9	397.8

CoStar Group, Inc.

Reconciliation of Non-GAAP Financial Measures - Unaudited

(in millions, except per share data)

Reconciliation of Net Income to Non-GAAP Net Income

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net income	$96.4	$124.4	$374.7	$369.5
Income tax expense	36.3	35.2	126.6	117.0

Income before income taxes	132.7	159.6	501.3	486.5
Amortization of acquired intangible assets	19.3	20.0	73.7	102.6
Stock-based compensation expense	21.2	21.1	85.0	75.2
Acquisition and integration related costs	10.7	2.2	12.9	5.4
Restructuring and related costs	0.2	2.0	4.1	2.2
Settlements and impairments	—	2.0	(0.1)	6.1
Other expense, net	(3.8)	—	(3.8)	6.2

Non-GAAP income before income taxes	180.3	206.9	673.0	684.2
Assumed rate for income tax expense(1)	26%	26%	26%	26%
Assumed provision for income tax expense	(46.9)	(53.8)	(175.0)	(177.9)

Non-GAAP net income	$133.4	$153.1	$498.0	$506.3

Net income per share - diluted	$0.24	$0.31	$0.92	$0.93

Non-GAAP net income per share - diluted	$0.33	$0.38	$1.22	$1.27

Weighted average outstanding shares - basic	405.8	404.2	405.3	396.3
Weighted average outstanding shares - diluted	407.5	406.1	406.9	397.8

(1)	The assumed tax rate approximates our statutory federal and state corporate tax rate for the applicable period.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net income	$96.4	$124.4	$374.7	$369.5
Amortization of acquired intangible assets in cost of revenues	8.4	7.0	31.5	29.0
Amortization of acquired intangible assets in operating expenses	10.9	12.9	42.2	73.6
Depreciation and other amortization	9.4	7.9	33.8	29.1
Interest income, net	(59.7)	(32.6)	(213.6)	(32.1)
Other (income) expense, net	(3.7)	0.2	(5.4)	(3.4)
Income tax expense	36.3	35.2	126.6	117.0

EBITDA	$98.0	$155.0	$389.8	$582.7

Stock-based compensation expense	21.2	21.1	85.0	75.2
Acquisition and integration related costs	10.7	2.2	12.9	5.4
Restructuring and related costs	0.2	2.0	4.1	2.2
Settlements and impairments	—	2.0	(0.1)	6.1

Adjusted EBITDA	$130.1	$182.3	$491.7	$671.6

CoStar Group, Inc.

Condensed Consolidated Balance Sheets - Unaudited

(in millions)

	December 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$5,215.9	$4,968.0
Accounts receivable	213.2	166.1
Less: Allowance for credit losses	(23.2)	(12.2)

Accounts receivable, net	190.0	153.9
Prepaid expenses and other current assets	70.2	64.0

Total current assets	5,476.1	5,185.9
Deferred income taxes, net	4.3	9.7
Property and equipment, net	472.2	321.3
Lease right-of-use assets	79.8	80.4
Goodwill	2,386.2	2,314.8
Intangible assets, net	313.7	329.3
Deferred commission costs, net	167.7	142.5
Deposits and other assets	17.7	16.6
Income tax receivable	2.0	2.0

Total assets	$8,919.7	$8,402.5

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	23.1	28.6
Accrued wages and commissions	117.8	105.0
Accrued expenses	163.0	89.1
Income taxes payable	7.7	10.4
Lease liabilities	40.0	36.0
Deferred revenue	104.2	103.6

Total current liabilities	455.8	372.7
Long-term debt, net	990.5	989.2
Deferred income taxes, net	36.7	76.2
Income taxes payable	18.2	14.0
Lease and other long-term liabilities	79.9	80.3

Total liabilities	$1,581.1	$1,532.4

Total stockholders’ equity	7,338.6	6,870.0

Total liabilities and stockholders’ equity	$8,919.7	$8,402.5

CoStar Group, Inc.

Condensed Consolidated Statements of Cash Flows - Unaudited

(in millions)

	Year Ended December 31,
	2023	2022
Operating activities:
Net income	$374.7	$369.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	107.5	137.9
Amortization of deferred commissions costs	95.2	76.1
Amortization of Senior Notes discount and issuance costs	2.4	2.4
Non-cash lease expense	30.0	38.5
Stock-based compensation expense	85.0	75.2
Deferred income taxes, net	(37.2)	(31.2)
Credit loss expense	35.0	18.3
Other operating activities, net	(3.2)	(2.4)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(66.6)	(46.4)
Prepaid expenses and other current assets	(16.2)	(17.9)
Deferred commissions	(120.2)	(116.8)
Accounts payable and other liabilities	33.9	23.2
Lease liabilities	(39.2)	(37.4)
Income taxes payable, net	10.7	(19.3)
Deferred revenue	(1.3)	6.8
Other assets	(1.0)	2.2

Net cash provided by operating activities	489.5	478.7
Investing activities:
Proceeds from sale and settlement of investments	3.8	0.9
Proceeds from sale of property and equipment and other assets	—	30.1
Purchase and construction of Richmond assets	(117.5)	(35.2)
Purchases of property and equipment and other assets	(25.3)	(58.6)
Cash paid for acquisitions, net of cash acquired	(99.6)	(6.3)

Net cash used in investing activities	(238.6)	(69.1)
Financing activities:
Payments of long-term debt assumed in acquisition	—	(2.2)
Repurchase of restricted stock to satisfy tax withholding obligations	(26.4)	(23.0)
Proceeds from equity offering, net of transaction costs	—	745.7
Proceeds from exercise of stock options and employee stock purchase plan	23.4	13.5
Other financing activities	(0.7)	—

Net cash (used in) provided by financing activities	(3.7)	734.0
Effect of foreign currency exchange rates on cash and cash equivalents	0.7	(2.7)

Net increase in cash and cash equivalents	247.9	1,140.9
Cash and cash equivalents at beginning of year	4,968.0	3,827.1

Cash and cash equivalents at end of year	$5,215.9	$4,968.0

CoStar Group, Inc.

Disaggregated Revenues - Unaudited

(in millions)

	Three Months Ended December 31,
	2023			2022
	North America	International	Total	North America	International	Total
CoStar	$227.3	$10.4	$237.7	$210.0	$9.0	$219.0
Information Services	32.9	9.8	42.7	31.7	9.0	40.7
Multifamily	243.8	—	243.8	198.0	—	198.0
LoopNet	65.9	2.6	68.5	59.3	2.0	61.3
Residential	7.8	2.2	10.0	16.2	—	16.2
Other Marketplaces	37.4	—	37.4	38.1	—	38.1

Total revenues	$615.1	$25.0	$640.1	$553.3	$20.0	$573.3

	Year Ended December 31,
	2023			2022
	North America	International	Total	North America	International	Total
CoStar	$886.0	$39.2	$925.2	$800.2	$36.8	$837.0
Information Services	132.4	38.5	170.9	125.0	32.4	157.4
Multifamily	914.2	—	914.2	745.4	—	745.4
LoopNet	255.4	9.4	264.8	223.7	7.2	230.9
Residential	43.9	2.2	46.1	73.7	—	73.7
Other Marketplaces	133.8	—	133.8	138.0	—	138.0

Total revenues	$2,365.7	$89.3	$2,455.0	$2,106.0	$76.4	$2,182.4

CoStar Group, Inc.

Results of Segments - Unaudited

(in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
EBITDA
North America	$112.8	$154.8	$402.9	$577.3
International	(14.8)	0.3	(13.2)	5.4

Total EBITDA	$98.0	$155.1	$389.7	$582.7

CoStar Group, Inc.

Reconciliation of Non-GAAP Financial Measures with Quarterly Results - Unaudited

(in millions, except per share data)

Reconciliation of Net Income to Non-GAAP Net Income

	2022				2023
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Net income	$89.3	$83.5	$72.3	$124.4	$87.1	$100.5	$90.6	$96.4
Income tax expense	32.1	24.7	25.1	35.2	29.2	31.1	29.9	36.3

Income before income taxes	121.4	108.1	97.4	159.5	116.4	131.7	120.5	132.7
Amortization of acquired intangible assets	23.2	22.8	36.6	20.0	17.7	18.0	18.7	19.3
Stock-based compensation expense	17.8	18.1	18.1	21.1	20.0	21.8	21.9	21.2
Acquisition and integration related costs	1.6	0.5	1.1	2.2	1.7	(0.2)	0.8	10.7
Restructuring and related costs	—	—	0.2	2.0	3.4	(0.1)	0.5	0.2
Settlements and impairments	—	—	4.1	2.0	(0.1)	—	—	—
Other expense (income), net	2.0	2.1	2.1	—	—	—	—	(3.8)

Non-GAAP income before income taxes(1)	166.1	151.6	159.6	206.7	159.1	171.2	162.4	180.3
Assumed rate for income tax expense (2)	26%	26%	26%	26%	26%	26%	26%	26%
Assumed provision for income tax expense	(43.2)	(39.4)	(41.5)	(53.8)	(41.4)	(44.5)	(42.2)	(46.9)

Non-GAAP net income(1)	$122.9	$112.2	$118.1	$153.0	$117.7	$126.7	$120.2	$133.4

Non-GAAP net income per share - diluted	$0.31	$0.28	$0.30	$0.38	$0.29	$0.31	$0.30	$0.33

Weighted average outstanding shares- basic	392.9	393.3	394.7	404.2	404.5	405.4	405.6	405.8
Weighted average outstanding shares - diluted	394.2	394.5	396.2	406.1	406.2	406.8	407.2	407.5

(1)	Totals may not foot due to rounding.
(2)	The assumed tax rate approximates our statutory federal and state corporate tax rate for the applicable period.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	2022				2023
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Net income	$89.3	$83.5	$72.3	$124.4	$87.1	$100.5	$90.6	$96.4
Amortization of acquired intangible assets	23.2	22.8	36.6	20.0	17.7	18.0	18.7	19.3
Depreciation and other amortization	7.0	7.0	7.2	7.9	7.9	8.1	8.4	9.4
Interest expense (income), net	7.7	3.4	(10.7)	(32.6)	(43.5)	(51.9)	(58.4)	(59.7)
Other (income) expense, net	(0.9)	(1.3)	(1.4)	0.2	(0.6)	(0.6)	(0.5)	(3.7)
Income tax expense	32.1	24.7	25.1	35.2	29.2	31.1	29.9	36.3

EBITDA(1)	$158.4	$140.0	$129.1	$155.1	$97.8	$105.2	$88.7	$98.0

Stock-based compensation expense	17.8	18.1	18.1	21.1	20.0	21.8	21.9	21.2
Acquisition and integration related costs	1.6	0.5	1.1	2.2	1.7	(0.2)	0.8	10.7
Restructuring and related costs	—	—	0.2	2.0	3.4	(0.1)	0.5	0.2
Settlements and impairments	—	—	4.1	2.0	(0.1)	—	—	—

Adjusted EBITDA(1)	$177.9	$158.6	$152.7	$182.3	$122.9	$126.8	$111.9	$130.1

(1)	Totals may not foot due to rounding.

CoStar Group, Inc.

Reconciliation of Forward-Looking Guidance - Unaudited

(in millions, except per share data)

Reconciliation of Forward-Looking Guidance, Net Income to Non-GAAP Net Income

	Guidance Range For the Three Months Ending March 31, 2024		Guidance Range For the Year Ending December 31, 2024
	Low	High	Low	High
Net income	$(5.0)	$(2.0)	$115.0	$129.0
Income tax expense	(2.0)	(1.0)	40.0	46.0

Income before income taxes	(7.0)	(3.0)	155.0	175.0
Amortization of acquired intangible assets	18.0	18.0	59.0	59.0
Stock-based compensation expense	24.0	24.0	99.0	99.0
Acquisition and integration related costs	—	—	—	—
Restructuring and related costs	—	—	—	—

Non-GAAP income before income taxes	35.0	39.0	313.0	333.0
Assumed rate for income tax expense(1)	26%	26%	26%	26%
Assumed provision for income tax expense	(9.0)	(10.0)	(81.0)	(87.0)

Non-GAAP net income	$26.0	$29.0	$232.0	$246.0

Net income per share - diluted	$(0.01)	$—	$0.28	$0.32

Non-GAAP net income per share - diluted	$0.06	$0.07	$0.57	$0.60

Weighted average outstanding shares - diluted	409.0	409.0	409.4	409.4

(1)	The assumed tax rate approximates our statutory federal and state corporate tax rate for the applicable period.

Reconciliation of Forward-Looking Guidance, Net Income to Adjusted EBITDA

	Guidance Range For the Three Months Ending March 31, 2024		Guidance Range For the Year Ending December 31, 2024
	Low	High	Low	High
Net income	$(5.0)	$(2.0)	$115.0	$129.0
Amortization of acquired intangible assets	18.0	18.0	59.0	59.0
Depreciation and other amortization	12.0	12.0	53.0	53.0
Interest income, net	(56.0)	(56.0)	(198.0)	(198.0)
Other (income) expense, net	(3.0)	(3.0)	2.0	2.0
Income tax expense	(2.0)	(1.0)	40.0	46.0
Stock-based compensation expense	24.0	24.0	99.0	99.0
Acquisition and integration related costs	—	—	—	—

Adjusted EBITDA	$(12.0)	$(8.0)	$170.0	$190.0

Investor Relations:

Cyndi Eakin

Senior Vice President

CoStar Group Investor Relations

(202) 346-6784

ceakin@costar.com

News Media:

Matthew Blocher

Vice President

CoStar Group Corporate Marketing & Communications

(202) 346-6775

mblocher@costar.com

About CoStar Group

CoStar Group (NASDAQ: CSGP) is a leading provider of online real estate marketplaces, information, and analytics in the property markets. Founded in 1987, CoStar Group conducts expansive, ongoing research to produce and maintain the largest and most comprehensive database of real estate information. CoStar is the global leader in commercial real estate information, analytics, and news, enabling clients to analyze, interpret and gain unmatched insight on property values, market conditions and availabilities. Apartments.com is the leading online marketplace for renters seeking great apartment homes, providing property managers and owners a proven platform for marketing their properties. LoopNet is the most heavily trafficked online commercial real estate marketplace with over twelve million monthly global unique visitors. STR provides premium data benchmarking, analytics, and marketplace insights for the global hospitality industry. Ten-X offers a leading platform for conducting commercial real estate online auctions and negotiated bids. Homes.com is the fastest growing online residential marketplace that connects agents, buyers, and sellers. OnTheMarket is a leading residential property portal in the United Kingdom. BureauxLocaux is one of the largest specialized property portals for buying and leasing commercial real estate in France. Business Immo is France’s leading commercial real estate news service. Thomas Daily is Germany’s largest online data pool in the real estate industry. Belbex is the premier source of commercial space available to let and for sale in Spain. CoStar Group’s websites attract over 100 million unique monthly visitors. Headquartered in Washington, DC, CoStar Group maintains offices throughout the U.S., Europe, Canada, and Asia. From time to time, we plan to utilize our corporate website, CoStarGroup.com, as a channel of distribution for material company information. For more information, visit CoStarGroup.com.

This news release and the Company’s earnings conference call contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about CoStar Group’s plans, objectives, expectations, beliefs and intentions and other statements including words such as “hope,” “anticipate,” “may,” “believe,” “expect,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology. Such statements are based upon the current beliefs and expectations of management of CoStar Group and are subject to many risks and uncertainties. Actual results may differ materially from the results anticipated in the forward-looking statements and the assumptions and estimates used as a basis for the forward-looking statements. The following factors, among others, could cause or contribute to such differences: the risk that the trends stated or implied by this release or in the earnings conference call cannot or will not be sustained at the current pace or may increase or decrease, including trends and expectations related to revenue, revenue growth, net income, non-GAAP net income, EBITDA, adjusted EBITDA, adjusted EBITDA margin, sales, net new bookings, site traffic and visitors, leads, and renewal rates; the risk that the Company is unable to sustain current Company-wide, CoStar, Apartments or LoopNet net new bookings; the risk that revenues for the first quarter and full year 2024 will not be as stated in this press release; the risk that net income for the first quarter and full year 2024 will not be as stated in this press release; the risk that EBITDA for the first quarter and full year 2024 will not be as stated in this press release; the risk that adjusted EBITDA for the first quarter and full year 2024 will not be as stated in this press release; the risk that non-GAAP net income and non-GAAP net income per diluted share for the first quarter and full year 2024 will not be as stated in this press release; the risk that we may not successfully integrate acquired businesses or assets and may not achieve anticipated benefits of an acquisition, including expected synergies; the risk that the tax rate estimates stated in this press release may change and the risk that we may experience declines in our revenues, revenue growth rates and profitability due to the impact of economic conditions on the real estate industry and our core customer base. More information about potential factors that could cause results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, those stated in CoStar Group’s filings from time to time with the Securities and Exchange Commission (the “SEC”), including in CoStar Group’s Annual Report on Form 10-K for the year ended December 31, 2022 and Quarterly Report on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2023, each of which is filed with the SEC, including in the “Risk Factors” section of those filings, as well as CoStar Group’s other filings with the SEC (including Current Reports on Form 8-K) available at the SEC’s website (www.sec.gov). All forward-looking statements are based on information available to CoStar Group on the date hereof, and CoStar Group assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.